SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Commonwealth Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity Small Cap Retirement Fund

Telephone Reminder Script

§ I see that you have a balance in:

Fidelity Small Cap Retirement Fund

§ Have you voted your proxy for the fund's shareholder meeting?

If yes: Thank you very much.

If no: The shareholder meeting on May 15, 2002 may have to be postponed due to lack of shareholder votes. Your participation is urgently needed, and we have made special arrangements with a proxy solicitation firm which can take your vote over the phone. Can I transfer you to their representative right now?

If yes: Thank you, and I will transfer you now. Your call will be answered by a representative of D. F. King, a special proxy solicitation firm helping Fidelity with the proxy. [PSG representative transfer call to 1 800-848-3155]

If no, Thank you. Can I give you a number of our proxy solicitation firm that you can call at your convenience?

If yes: The phone number for D.F. King, our proxy solicitation firm, is 1 800-848-3155.

If no: Thank you very much.

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If participant says they did not receive material & they were a shareholder of record on 3/18/02, you may request a proxy package to be sent to them.

[Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy."]

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